Exhibit 99.1

        ANNUAL MEETING OF STOCKHOLDERS OF

AXONYX INC.

September 28, 2006

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach and mail in the envelope provided.

AXONYX INC.

 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints each of Gosse B. Bruinsma, M.D., and S. Colin Neill with full power of substitution, proxy to vote at the Annual Meeting of Stockholders of Axonyx Inc. (the "Company") to be held on September 28, 2006 at 2:00 p.m. Eastern Daylight Time, and at any adjournment or adjournments thereof, hereby revoking any proxies heretofore given, all shares of common stock of the Company held or owned by the undersigned as directed on the reverse side, and in their discretion upon such other matters as may come before the meeting.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED
ENVELOPE

(Continued and to be signed on the reverse side)

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:    ☒

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AXONYX INC.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS and "FOR" ALL OF THE PROPOSALS.

Vote on Directors

6. Election of the six directors nominated by the nominating/governance committee of Axonyx's board of directors and named herein; provided, however, that if the merger is completed, it is anticipated that the Axonyx board of directors will consist of the ten people identified in the joint proxy statement/prospectus.
NOMINEES
01) Gosse B. Bruinsma, M.D. 02) Louis G. Cornacchia 03) Steven H. Ferris, Ph.D. 04) Marvin S. Hausman, M.D. 05) Steven B. Ratoff 06) Ralph Snyderman, M.D
☐ FOR ALL ☐ WITHHOLD FOR ALL ☐ FOR ALL EXCEPT
To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and write the nominee's name on the line below.

	FOR	AGAINST	ABSTAIN
Vote on Proposals

1. Proposal to approve the issuance of Axonyx common stock and warrants to purchase Axonyx common stock and the resulting change in control of Axonyx pursuant to the Agreement and Plan of Merger and Reorganization, dated as of June 7, 2006, by and among Axonyx, Autobahn Acquisition, Inc. and TorreyPines, a copy of which is attached as Annex A to the joint proxy statement/prospectus.	☐	☐	☐
2. Proposal to approve an amendment to Axonyx's articles of incorporation effecting the reverse stock split, as described in the joint proxy statement/prospectus.	☐	☐	☐
3. Proposal to approve an amendment to Axonyx's articles of incorporation to change the name "Axonyx Inc." to "TorreyPines Therapeutics, Inc."	☐	☐	☐
4. Proposal to approve a change of Axonyx's state of incorporation from Nevada to Delaware, as described in the joint proxy statement/prospectus.	☐	☐	☐

5. Proposal to approve the adoption, effective as of immediately following the effective time of the merger, of the Axonyx 2006 Equity Incentive Plan, as described in the joint proxy statement/prospectus.	☐	☐	☐
7. Proposal to approve an adjournment of the Axonyx annual meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Axonyx Proposal Nos. 1, 2, 3 and 4.	☐	☐	☐

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Please indicate if you plan to attend this meeting    ☐  Yes ☐  No

Signature of Stockholder	Date:
(Please Sign Within Box)
Signature of Stockholder	Date:
(Joint Owners)